UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01 Other Events.

On March 3, 2017, the Board of Directors of XG Sciences, Inc. (the “Company”) approved the Second Restated Bylaws of XG Sciences, Inc. (the “Second Restated Bylaws”). Among other things, the Second Restated Bylaws: (i) confirm the Company’s procedures for issuing certificated and uncertificated shares, (ii) refine the procedures for transferring shares of the Company’s capital stock, (iii) confirm the Company’s shareholder voting list procedures, (iv) confirm the procedures pursuant to which the Board of Directors appoints inspectors for shareholders’ meetings, (v) confirm the procedures under which a shareholder may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment, (vi) require that the number of Directors on the Board of Directors be not less than five and not more than nine, and (vii) confirm the manner in which the Board of Directors designates committees.

A copy of the Second Restated Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Second Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT

Exhibits	Description

Exhibit 3.1	Second Restated Bylaws of XG Sciences, Inc. dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	March 9, 2017	By:	/s/ Philip L. Rose
Chief Executive Officer

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